                                                                      EXHIBIT 99

                       DiVall Insured Income Properties 2, L.P.
                                QUARTERLY NEWS

--------------------------------------------------------------------------------
A publication of The Provo Group, Inc.                       SECOND QUARTER 2000


Partnership Measures Up

We are happy to report again this quarter .... that there is little to report.
Rents are being paid on a timely basis, distributions are on target, there are no tenant disputes, lawsuits or other major issues surrounding this Partnership. Last quarter we reported several delinquencies in rent, nearly all of which have been collected. (See page 2 for more details).

Based on the monthly sales we have received to date, nearly all of the stores seem to be performing very well. All but three of the Wendy's stores have been successful in increasing their monthly sales, as have Hooters, Miami Subs and Denny's (Northern). The Denny's located on N. 7/th/ Street shows some sales decline, as do all the Hardee's locations. We have been contacted by the corporate office of Hardee's. They are currently going through a major re-franchising program. Once this process is complete, we hope to see a new trend in the sales figures. We have been notified that the Hardee's located in South Milwaukee has been slated for closing. If this were to occur, the store would continue to be liable for the rent charges.

The following information was taken from the May/June 2000 edition of The Partnership Spectrum/1/. It compares triple-net-lease Partnerships (similar to DiVall) and we found it very informative.

     (This table continues onto the next page, see for DiVall comparisons)

--------------------------------------------------------------------------------------------------
    Partnership            Value Per Unit      Average Trade    Average    Debt    Distribution
                                                   Price        Discount              Rate
                                                                                    (Qtrly$) %
--------------------------------------------------------------------------------------------------
CNL Income Fund II         $460.91 - GP         $345.00          25%       Low     $41.25   12.0%
--------------------------------------------------------------------------------------------------
CNL Income Fund III        $403.85 -GP          $363.82          10%       Low     $40.00   11.0%
--------------------------------------------------------------------------------------------------
CNL Income Fund IV         $420.38 -GP          $366.90          13%       Low     $40.00   10.9%
--------------------------------------------------------------------------------------------------
CNL Income Fund V          $380.80 -GP          $337.27          11%       Low     $40.00   11.9%
--------------------------------------------------------------------------------------------------
CNL Income Fund VI         $503.06 -GP          $381.05          24%       Low     $45.00   11.8%
--------------------------------------------------------------------------------------------------
CNL Income Fund VII        $1.01-GP             $0.74            27%       Low     $.09     12.2%
--------------------------------------------------------------------------------------------------
CNL Income Fund VIII       $1.08                $0.82            24%       Low     $.09     11.0%
--------------------------------------------------------------------------------------------------
CNL Income Fund IX         $10.01 -GP           $7.82            22%       Low     $.90     11.5%
--------------------------------------------------------------------------------------------------


__________________

  /1/ Copyright 2000 by Partnership Profiles, Inc. Editor: Spencer Jeffries

--------------------------------------------------------------------------------------------------
CNL Income Fund X          $10.08 -GP           $8.14            19%       Low     $.90     11.1%
--------------------------------------------------------------------------------------------------
CNL Income Fund XI         $10.64 -GP           $8.35            22%       Low     $.875    10.5%
--------------------------------------------------------------------------------------------------
CNL Income Fund XII        $10.56 -GP           $8.46            20%       Low     $.85     10.0%
--------------------------------------------------------------------------------------------------
CNL Income Fund XIII       $9.85 -GP            $8.01            19%       Low     $.85     10.6%
--------------------------------------------------------------------------------------------------
CNL Income Fund XIV        $9.99 -GP            $7.27            27%       Low     $.825    11.3%
--------------------------------------------------------------------------------------------------
CNL Income Fund XV         $9.61 -GP            $7.48            22%       Low     $.80     10.7%
--------------------------------------------------------------------------------------------------
CNL Income Fund XVI        $9.52 -GP            $7.50            21%       Low     $.80     10.7%
--------------------------------------------------------------------------------------------------
CNL Income Fund XVII       $9.64 -GP            $7.97            17%       Low     $.80     10.0%
--------------------------------------------------------------------------------------------------
CNL Income Fund XVIII      $9.80 -GP            $7.43            24%       Low     $.80     10.8%
--------------------------------------------------------------------------------------------------
Corporate Property         $10.00 - I           $7.26            27%       High    $.71      9.8%
Associates 10
--------------------------------------------------------------------------------------------------
Corporate Property         $10.40 - I           $8.53            18%       High    $.82      9.6%
Associates 12
--------------------------------------------------------------------------------------------------
Corporate Realty           $16.83 - I           $12.14           28%       High    $1.20     9.9%
Income Fund I
--------------------------------------------------------------------------------------------------
DiVall Insured Income      $500 - GP            $390.00          22%       Low     $45.76   11.7%
Properties 2
--------------------------------------------------------------------------------------------------
Net I LP                   $808.54 - I          $662.65          18%       High    $50.04    7.6%
--------------------------------------------------------------------------------------------------
Net 2 LPO                  $87.31 - I           $69.22           21%       High    $5.00     7.2%
--------------------------------------------------------------------------------------------------
Carey Institutional        $13.00 - I           $9.44            27%       High    $.83      8.8%
Properties
--------------------------------------------------------------------------------------------------

                             Average Discount = 21%

                                              Average Distribution Yield = 10.5%
                                                                           =====

A special thank you to The Partnership Spectrum for allowing us to reprint this informative table for our investors.

--------------------------------------------------------------------------------

                              PROPERTY HIGHLIGHTS


 .    Mulberry Street Grill (Formerly Mr. Munchies - Indian School Road) was
     delinquent at 06/30/00 in the amount of $15,070.90. Management was been working diligently with this new operator to get the balance due paid in full. The operator has made arrangements to make partial payments over the next several months.

 .    Denny's (Camelback Road) - This property remains vacant at June 30, 2000.
     The property has a ground lease which did not expire until August 2002. Management was successful in negotiating for an early termination. Therefore, we will not have any future ground rent or real estate tax liability.

PAGE 3                            DIVALL 2                                2 Q 00


                            DISTRIBUTION HIGHLIGHTS


 .    9.77% (approx.) annualized return from operations based on $23,550,000
     (estimated net asset value as of December 31, 1999).

 .    $575,000 total amount distributed for the Second Quarter 2000 which was consistent with projections.

 .    $12.42 per unit (approx.) for the First Quarter 2000.

 .    $1,033.00 to $835.00 range of distributions per unit from the first unit
                                                                   -----
     sold to the last unit sold before the offering closed (February 1990),
                 ----
     respectively. (NOTE: Distributions are from both cash flow from operations
                                                 ----
     and "net" cash activity from financing and investing activities.)

             ____________________________________________________

                 STATEMENTS OF INCOME AND CASH FLOW HIGHLIGHTS


 .    14% decrease in "total" operating revenues from projections.

 .    As reported last quarter, the decrease in revenues is almost entirely due to an accounting change, which doesn't impact cash. Additionally, Denny's - Camelback vacated their property.

 .    There was a 16% increase in expenses.

 .    Expenses were higher than anticipated partially due to the increase in printing and mailing costs some of which were expected to be incurred during the first quarter. Additionally, there have been unexpected legal fees due to the potential eviction of Denny's - N. 7/th/ Street which was resolved last quarter.

             ____________________________________________________

For questions or additional information, please contact Investor Relations at:
                       1-800-547-7686 or 1-816-421-7444

              All written inquiries may be mailed or faxed to:

                             The Provo Group, Inc.
                       101 West 11th Street, Suite 1110
                          Kansas City, Missouri 64105
                              (FAX 816-221-2130)
                       E-Mail: jbiggs@theprovogroup.com

             ____________________________________________________

--------------------------------------------------------------------------------

                    DIVALL INSURED INCOME PROPERTIES 2 L.P.
                  STATEMENTS OF INCOME AND CASH FLOW CHANGES
                FOR THE THREE MONTH PERIOD ENDED JUNE 30, 2000

------------------------------------------------------------------------------------------------------------------------------------
                                                                         PROJECTED                ACTUAL                VARIANCE
                                                                      --------------------------------------------------------------
                                                                            2ND                    2ND
                                                                          QUARTER                QUARTER                 BETTER
        OPERATING REVENUES                                                6/30/00                6/30/00                (WORSE)
                                                                      --------------           ------------          -------------
          Rental income                                                  $  695,536             $  595,929               ($99,607)
          Interest income                                                    13,600                 15,212                  1,612
          Other income                                                            0                  2,106                  2,106
                                                                      --------------           ------------          -------------
        TOTAL OPERATING REVENUES                                         $  709,136             $  613,247               ($95,889)
                                                                      --------------           ------------          -------------
        OPERATING EXPENSES
          Insurance                                                      $    4,317             $    4,404                   ($87)
          Management fees                                                    46,872                 46,928                    (56)
          Overhead allowance                                                  3,783                  3,789                     (6)
          Advisory Board                                                      2,599                  3,968                 (1,369)
          Administrative                                                     16,290                 39,598                (23,308)
          Professional services                                               8,850                  6,355                  2,495
          Auditing                                                           12,000                 12,800                   (800)
          Legal                                                               4,500                 14,352                 (9,852)
          Write-off uncollectible receivables                                     0                  6,810                 (6,810)
          Defaulted tenants                                                   1,650                  1,390                    260
                                                                      --------------           ------------          -------------
        TOTAL OPERATING EXPENSES                                         $  100,861             $  140,394               ($39,533)
                                                                      --------------           ------------          -------------
        GROUND RENT                                                      $   31,650             $   26,389              $   5,261
                                                                      --------------           ------------          -------------
        INVESTIGATION AND RESTORATION EXPENSES                           $        0             $       37                   ($37)
                                                                      --------------           ------------          -------------
        NON-OPERATING EXPENSES
          Depreciation                                                   $   88,098             $   88,098              $       0
          Amortization                                                        2,364                  2,757                   (393)
                                                                      --------------           ------------          -------------
        TOTAL NON-OPERATING EXPENSES                                     $   90,462                $90,855                  ($393)
                                                                      --------------           ------------          -------------
        TOTAL EXPENSES                                                   $  222,973             $  257,675               ($34,702)
                                                                      --------------           ------------          -------------
        NET INCOME (LOSS)                                                $  486,163             $  355,572              ($130,591)
                                                                      --------------           ------------          -------------

        OPERATING CASH RECONCILIATION:                                                                                  VARIANCE
                                                                                                                      -------------
          Depreciation and amortization                                      90,462                 90,855                    393
          Recovery of amounts previously written off                              0                   (927)                  (927)
          Write-off uncollectible receivables                                     0                  6,810                  6,810
          (Increase) Decrease in current assets                            (106,530)                49,422                155,952
          Increase (Decrease) in current liabilities                         10,080                  5,075                 (5,005)
          (Increase) Decrease in cash reserved for payables                 (12,025)                (6,000)                 6,025
          Advance from current cash flows for future
          distributions                                                     105,500                 70,500                (35,000)
                                                                      --------------           ------------          -------------
        Net Cash Provided From Operating Activities                      $  573,650             $  571,307                ($2,343)
                                                                      --------------           ------------          -------------
      CASH FLOWS FROM (USED IN) INVESTING
          AND FINANCING ACTIVITIES

          Recoveries from former general partners                                 0                    927                    927
          Proceeds from sale of property and equipment                            0                      0                      0
                                                                      --------------           ------------          -------------
        Net Cash Provided From Investing And Financing
          Activities                                                     $        0             $      927              $     927
                                                                      --------------           ------------          -------------
        Total Cash Flow For Quarter                                      $  573,650             $  572,234                ($1,416)

        Cash Balance Beginning of Period                                  1,260,497              1,233,624                (26,873)
        Less 1st quarter distributions paid 5/00                           (575,000)              (575,000)                     0
        Change in cash reserved for payables or
        future distributions                                                (93,475)               (64,500)                28,975
                                                                      --------------           ------------          -------------
        Cash Balance End of Period                                       $1,165,672             $1,166,358              $     686
        Cash reserved for 2nd quarter L.P. distributions                   (575,000)              (575,000)                     0
        Cash reserved for payment of payables                              (290,749)              (327,000)               (36,251)
                                                                      --------------           ------------          -------------
        Unrestricted Cash Balance End of Period                          $  299,923             $  264,358               ($35,565)
                                                                      ==============           ============          =============
------------------------------------------------------------------------------------------------------------------------------------
                                                                         PROJECTED                ACTUAL                VARIANCE
                                                                      --------------------------------------------------------------
 *      Quarterly Distribution                                           $  575,000             $  575,000              $       0
        Mailing Date                                                       8/15/00               (enclosed)                     -
------------------------------------------------------------------------------------------------------------------------------------

* Refer to distribution letter for detail of quarterly distribution.

PROJECTIONS FOR
DISCUSSION PURPOSES

                     DIVALL INSURED INCOME PROPERTIES 2 LP
                             2000 PROPERTY SUMMARY
                        AND RELATED ESTIMATED RECEIPTS

PORTFOLIO       (Note 1)

                                     ----------------------------  ------------------------------------  ---------------------------
                                              REAL ESTATE                       EQUIPMENT                           TOTALS
                                     ----------------------------  ------------------------------------  ---------------------------
                                                  ANNUAL              LEASE             ANNUAL
----------------------------------                 BASE     %       EXPIRATION          LEASE      %                ANNUAL
CONCEPT              LOCATION            COST      RENT   YIELD        DATE     COST   RECEIPTS  RETURN    COST    RECEIPTS   RETURN
----------------------------------   ----------------------------  ------------------------------------  ---------------------------
APPLEBEE'S         COLUMBUS, OH       1,059,465  135,780  12.82%                84,500        0   0.00%  1,143,965  135,780   11.87%

BLOCKBUSTER        OGDEN, UT            646,425  100,554  15.56%                                           646,425  100,554   15.56%

DENNY'S    (3)     PHOENIX, AZ          295,750        0   0.00%               224,376        0   0.00%    520,126        0    0.00%
DENNY'S            PHOENIX, AZ          972,726   65,000   6.68%               183,239        0   0.00%  1,155,965   65,000    5.62%
DENNY'S            PHOENIX, AZ          865,900  115,200  13.30%               221,237        0   0.00%  1,087,137  115,200   10.60%
DENNY'S            TWIN FALLS, ID       699,032   83,200  11.90%               190,000        0   0.00%    889,032   83,200    9.36%
MR. MUNCHIES (3)   PHOENIX, AZ          500,000   50,800  10.16%                14,259        0   0.00%    514,259   50,800    9.88%

HARDEE'S   (5)     S MILWAUKEE, WI      808,032   64,000   7.92%                                           808,032   64,000    7.92%
HARDEE'S   (5)     HARTFORD, WI         686,563   64,000   9.32%                                           686,563   64,000    9.32%
HARDEE'S   (5)     MILWAUKEE, WI      1,010,045   76,000   7.52%           (4) 260,000        0   0.00%  1,421,983   76,000    5.34%
      "                  "                                                     151,938        0   0.00%
HARDEE'S   (5)     FOND DU LAC, WI      849,767   88,000  10.36%           (4) 290,469        0   0.00%  1,140,236   88,000    7.72%
HARDEE'S   (5)     MILWAUKEE, WI              0        0   0.00%               780,000        0   0.00%    780,000        0    0.00%

HOOTER'S           R. HILLS, TX       1,246,719   95,000   7.62%                                         1,246,719   95,000    7.62%

HOSTETTLER'S       DES MOINES, IA       845,000   55,584   6.58%                52,813        0   0.00%    897,813   55,584    6.19%

KFC                SANTA FE, NM         451,230   60,000  13.30%                                           451,230   60,000   13.30%

MIAMI SUBS         PALM BEACH, FL       743,625   39,000   5.24%                                           743,625   39,000    5.24%

----------------------------------   ----------------------------  ------------------------------------  ---------------------------

Note 1: This property summary includes only current property and equipment held by the Partnership.
        Equipment lease receipts shown include a return of capital.
     2: Rent is based on 12.5% of monthly sales.  Rent projected for 2000 is based on 1999 sales levels.
     3: The Partnership entered into a long-term ground lease in which the
        Partnership is responsible for payment of rent.
     4: The lease was terminated and the equipment sold to Hardee's Food Systems in conjunction with their assumption of the Terratron leases in November 1996.
     5: These leases were assumed by Hardee's Food Systems at a reduced rental rate from that stated in the original leases.

PROJECTIONS FOR
DISCUSSION PURPOSES

                     DIVALL INSURED INCOME PROPERTIES 2 LP

                             1999 PROPERTY SUMMARY

                        AND RELATED ESTIMATED RECEIPTS

PORTFOLIO    (Note 1)
                                  ----------------------------- -------------------------------------- ----------------------------
                                            REAL ESTATE                      EQUIPMENT                            TOTALS
                                  ----------------------------- -------------------------------------- ----------------------------
                                                ANNUAL             LEASE               ANNUAL
                                                 BASE     %      EXPIRATION            LEASE     %                 TOTAL
-------------------------------
CONCEPT       LOCATION               COST       RENT    YIELD       DATE       COST   RECEIPTS RETURN      COST   RECEIPTS  RETURN
-------------------------------   ----------------------------- -------------------------------------- ----------------------------

POPEYE'S      PARK FOREST, IL        580,938    77,280  13.30%                                            580,938    77,280  13.30%

SUNRISE PS    PHOENIX, AZ          1,084,503   127,920  11.80%                 79,219        0   0.00%  1,182,735   127,920  10.82%
                                                                               19,013        0   0.00%
VILLAGE INN   GRAND FORKS, ND        739,375    84,000  11.36%                                            739,375    84,000  11.36%

WENDY'S       AIKEN, SC              633,750    90,480  14.28%                                            633,750    90,480  14.28%
WENDY'S       CHARLESTION, SC        580,938    76,920  13.24%                                            580,938    76,920  13.24%
WENDY'S       N. AUGUSTA, SC         660,156    87,780  13.30%                                            660,156    87,780  13.30%
WENDY'S       AUGUSTA, GA            728,813    96,780  13.28%                                            728,813    96,780  13.28%
WENDY'S       CHARLESTON, SC         596,781    76,920  12.89%                                            596,781    76,920  12.89%
WENDY'S       AIKEN, SC              776,344    96,780  12.47%                                            776,344    96,780  12.47%
WENDY'S       AUGUSTA, GA            649,594    86,160  13.26%                                            649,594    86,160  13.26%
WENDY'S       CHARLESTON, SC         528,125    70,200  13.29%                                            528,125    70,200  13.29%
WENDY'S       MT. PLEASANT, SC       580,938    77,280  13.30%                                            580,938    77,280  13.30%
WENDY'S       MARTINEZ, GA           633,750    84,120  13.27%                                            633,750    84,120  13.27%

--------------------------------- ----------------------------- -------------------------------------- ----------------------------

--------------------------------- -----------------------------             -------------------------- ----------------------------
PORTFOLIO TOTALS (28 Properties)  20,454,284 2,224,738  10.88%              2,551,063        0   0.00% 23,005,347 2,224,739   9.67%
--------------------------------- -----------------------------             -------------------------- ----------------------------

Note 1: This property summary includes only current property and equipment held by the Partnership.
          Equipment lease receipts shown include a return of capital.

                                  Page 2 of 2